Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

The following unaudited pro forma condensed combined statements of operations present the combination of the historical statements of operations of Ouster, Inc. (“Ouster”) and Velodyne Lidar, Inc. (“Velodyne”) adjusted to give effect to the transactions consummated on February 10, 2023 (“Closing Date”) pursuant to the Agreement and Plan of Merger, dated as of November 4, 2022, by and among Ouster, Oban Merger Sub, Inc. (“Merger Sub I”), Oban Merger Sub II LLC (“Merger Sub II”) and Velodyne, referred to as the merger agreement. Under the merger agreement, Merger Sub I merged with and into Velodyne, with Velodyne as the surviving entity and continuing as a direct, wholly owned subsidiary of Ouster, in accordance with the applicable provisions of the Delaware General Corporate Law, as amended, referred to as the first merger, and, immediately after the first merger and as the second step in a single integrated transaction with the first merger, Velodyne merged with and into Merger Sub II, with Merger Sub II as the surviving entity and continuing as a direct, wholly-owned subsidiary of Ouster, in accordance with the Delaware Limited Liability Company Act, as amended, referred to as the second merger. The first merger and the second merger, together, are referred to as the “mergers.” The mergers are accounted for as a business combination with Ouster identified as accounting acquirer.

The unaudited pro forma condensed combined statements of operations were prepared based on the historical consolidated statements of operations of Ouster and Velodyne after giving effect to the mergers using the acquisition method of accounting, and after applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical audited statement of operations of Ouster for the year ended December 31, 2022 and the historical audited consolidated statement of operations of Velodyne for the year ended December 31, 2022 on a pro forma basis as if the mergers occurred on January 1, 2022, the first day of Ouster’s most recently completed fiscal year.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 combines the historical unaudited condensed consolidated statement of operations of Ouster for the three months ended March 31, 2023 and the unaudited historical condensed consolidated statement of operations of Velodyne for the period from January 1, 2023 through the Closing Date, on a pro forma basis as if the mergers occurred on January 1, 2022, the first day of Ouster’s most recently completed fiscal year.

On April 20, 2023, Ouster filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation to effect a one-for-10 reverse stock split of Ouster’s common stock (the “Reverse Stock Split”) and a corresponding reduction in Ouster’s authorized shares of common stock. The historical share and per share information included herein reflects the Reverse Stock Split.

The unaudited pro forma condensed combined statements of operations were derived from and, as applicable, should be read in conjunction with the following:

•

the audited historical consolidated financial statements and accompanying notes of Ouster as of and for the year ended December 31, 2022, included in Ouster’s Annual Report on Form 10-K filed on March 24, 2023;

•

the audited historical consolidated financial statements and accompanying notes of Velodyne as of and for the year ended December 31, 2022, included in Ouster’s Current Report on Form 8-K/A filed on April 27, 2023; and

•

the unaudited historical condensed consolidated financial statements and accompanying notes of Ouster as of and for the three months ended March 31, 2023, included in Ouster’s Quarterly Report on Form 10-Q filed on May 12, 2023.

The pro forma statements of operations have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is referred to herein as Article 11.

The unaudited pro forma condensed combined statements of operations have been presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the mergers occurred on the dates indicated, and do not reflect adjustments for any anticipated synergies, adjustments related to restructuring or integration activities, operating efficiencies, tax savings or cost savings. Further, the unaudited pro forma condensed combined statements of operations do not purport to project the future operating results of Ouster following the completion of the mergers. Ouster and Velodyne did not have material historical relationships reflected in the historical financial statements prior to the entry into the merger agreement. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

(in thousands, except share and per share data)

	Ouster (Historical)	Velodyne (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Product	$41,029	$33,868			$74,897
License and services	—	10,087			10,087

Total revenue	41,029	43,955			84,984
Cost of revenue
Product	30,099	67,883	1,326	AA	100,348
			1,040	CC
License and services	—	784			784

Total cost of revenue	30,099	68,667	2,366		101,132

Gross profit (loss)	10,930	(24,712)	(2,366)		(16,148)
Operating expenses
Research and development	64,317	73,309	94	BB	142,810
			5,090	CC
Sales and marketing	30,833	20,036	673	AA	53,383
			180	BB
			1,661	CC
General and administrative	61,203	47,434	3,920	DD	122,368
			6,109	BB
			2,795	CC
			907	EE

Total operating expenses	156,353	140,779	21,429		318,561

Loss from operations	(145,423)	(165,491)	(23,795)		(334,709)

Other income (expense)
Interest income	2,208	2,732			4,940
Interest expense	(2,694)	(3)			(2,697)
Other income (expense), net	7,654	238			7,892

Total other income (expense), net	7,168	2,967			10,135

Loss before income taxes	(138,255)	(162,524)	(23,795)		(324,574)

Provision for (benefit from) income taxes	305	526			831

Net loss	$(138,560)	$(163,050)	$(23,795)		$(325,405)

Net loss per share
Basic and diluted	$(7.79)				$(8.73)
Weighted-average shares used in computing net loss per share
Basic and diluted	17,792,316				37,279,987

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2023

(in thousands, except share and per share data)

	Historical
	Ouster	Velodyne (for the period from January 1, 2023 to February 10, 2023)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Product	$17,230	$(724)	$3,656	FF	$20,162
License and services	—	724			724

Total revenue	17,230	—	3,656		20,886
Cost of revenue
Product	17,606	4,717	203	GG	21,486
			(1,040)	HH
License and services	—	14			14

Total cost of revenue	17,606	4,731	(837)		21,500

Gross profit (loss)	(376)	(4,731)	4,493		(614)
Operating expenses
Research and development	32,459	6,480	(94)	II	33,755
			(5,090)	HH
Sales and marketing	13,533	1,625	74	GG	13,391
			(180)	II
			(1,661)	HH
General and administrative	31,325	39,331	(6,058)	KK	28,990
			(26,704)	JJ
			(6,109)	II
			(2,795)	HH
Goodwill impairment charges	99,409	—			99,409

Total operating expenses	176,726	47,436	(48,617)		175,545

Loss from operations	(177,102)	(52,167)	53,110		(176,159)

Other (expense) income:
Interest income	1,719	844			2,563
Interest expense	(1,669)	—			(1,669)
Other income (expense), net	54	(46)			8

Total other income, net	104	798			902

Loss before income taxes	(176,998)	(51,369)	53,110		(175,257)

Provision for income taxes	282	320			602

Net loss	$(177,280)	$(51,689)	$53,110		$(175,859)

Net loss per share
Basic and diluted	$(6.03)				$(4.39)
Weighted-average shares used in computing net loss per share
Basic and diluted	29,411,612				40,021,566

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1.	Description of the Transaction

Pursuant to the Agreement and Plan of Merger, dated as of November 4, 2022, by and among Ouster, Oban Merger Sub, Inc. (“Merger Sub I”), Oban Merger Sub II LLC (“Merger Sub II”) and Velodyne, referred to as the merger agreement, Merger Sub I merged with and into Velodyne, with Velodyne as the surviving entity and continuing as a direct, wholly owned subsidiary of Ouster, in accordance with the applicable provisions of the Delaware General Corporate Law, as amended, referred to as the first merger, and, immediately after the first merger and as the second step in a single integrated transaction with the first merger, Velodyne merged with and into Merger Sub II, with Merger Sub II as the surviving entity and continuing as a direct, wholly-owned subsidiary of Ouster, in accordance with the Delaware Limited Liability Company Act, as amended, referred to as the second merger. The first merger and second merger are referred to collectively herein as the “mergers.” The mergers are accounted for as a business combination in accordance with accounting standards codification 805 (“ASC 805”) with Ouster being identified as the accounting acquirer. Upon the consummation of the first merger, Velodyne’s equity holders received or have the right to receive shares of Ouster common stock at a deemed value of $12.6 per share based on the closing price of Ouster common stock shares on February 10, 2023 of $15.3, and after giving effect to the exchange ratio of 0.8204 based on the terms of the merger agreement. Accordingly, 19.5 million shares of Ouster common stock were immediately issued and outstanding, based on Velodyne’s outstanding common stock balance as of February 10, 2023, and accelerated vesting of certain restricted stock units (“RSUs”), performance stock awards (“PSAs”) and restricted stock awards (“RSAs”) upon closing of the first merger as discussed below:

•

the cancellation of each issued and outstanding share of Velodyne common stock and the conversion of each such issued and outstanding share of Velodyne common stock into the right to receive 0.8204 shares of Ouster common stock, referred to the exchange ratio;

•	the automatic vesting upon change of control of Ouster RSUs;

•	the automatic vesting due to change of control and expected termination of Velodyne RSAs and PSAs;

•	the automatic vesting upon change of control of a portion of a Velodyne warrant granted to a customer and exercisable into Velodyne common stock shares;

•	the automatic vesting upon change of control of Velodyne RSUs;

•

the conversion of each Velodyne warrant into the right to acquire a number of shares of Ouster common stock equal to the number of shares of Velodyne common stock subject to such Velodyne warrant and the exchange ratio with the corresponding adjustment to the exercise price of the warrants;

•

the conversion of outstanding unvested restricted shares of Velodyne common stock into shares of Ouster common stock at the exchange ratio, which shares will continue to be governed by the same terms and conditions (including vesting and repurchase terms) effective immediately prior to the effective time of the first merger.

Ouster determined the preliminary acquisition consideration based on the fair value of Ouster’s common stock of $15.3 as of February 10, 2023, as follows:

	Number of Ouster’s common stock (in millions)	Preliminary Acquisition consideration (in thousands)
Fair value of shares of Ouster common stock issued to Velodyne equity holders	19.3	$296,648
Fair value of Velodyne Restricted Stock units that were accelerated by a change of control trigger	0.1	776
Fair value of Velodyne vested warrants	2.1	9,178

Total consideration	21.5	$306,602

For purposes of this pro forma analysis, the acquisition consideration of $306.6 million has been allocated based on the estimated fair values of identifiable assets and liabilities acquired as of February 10, 2023 (in thousands) as follows:

Purchase consideration	$306,602

Preliminary amounts of identifiable assets and liabilities assumed
Cash and cash equivalents	$32,137
Short-term investments	155,031
Accounts receivable, net	8,611
Inventory	9,700
Prepaid expenses and other current assets	4,387
Unbilled receivable, long-term portion	6,657
Property and equipment, net	9,900
Operating lease, right-of-use assets	10,887
Intangible assets
Customer relationships	5,400
Developed technology – hardware	2,500
Developed technology – software	5,100
Other non-current assets	1,047
Accounts payable	(3,356)
Accrued and other current liabilities	(32,821)
Contract liabilities	(5,475)
Operating lease liability, current portion	(3,735)
Operating lease liability, long-term portion	(11,940)
Contract liabilities, long-term portion	(2,206)
Other non-current liabilities	(745)

Total identifiable net assets	191,079
Goodwill	115,523

$306,602

This purchase price allocation has been used to prepare the transaction accounting adjustments in the unaudited pro forma combined statements of operations.

2.	Pro Forma Adjustments

The unaudited pro forma condensed combined statements of operations have been prepared to illustrate the effect of the mergers and related transactions and have been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations have been prepared in accordance with Article 11 of Regulation S-X and reflect the adoption of Release No. 33-10786.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operation for the year ended as of December 31, 2022, are as follows:

(AA)

Represents amortization expense related to the fair value of acquired Velodyne identifiable intangible assets, net of the amortization expense of $0.5 million already reflected in actual historical results. The $0.7 million of amortization expense related to the acquired customer relationship is recognized as Sales and marketing expense based on an estimated weighted average useful life of eight years, the $0.8 million amortization expense related to the acquired developed technology hardware intangible asset is recognized as Cost of product revenue expense based on an estimated useful life of three years and the $1.0 million amortization expense related to the acquired developed technology software intangible asset is recognized as Cost of product revenue expense based on an estimated useful life of five years. The amortization of the intangible assets is based on a straight-line amortization method as this represents management’s best estimate of the pattern of utilization for the intangible assets.

(BB)	Represents stock-based compensation expense related to accelerated vesting of Ouster’s equity awards triggered by a change of control.

(CC)	Represents accrual for cash severance payment to Velodyne employees terminated as direct result of the mergers.

(DD)	Represents transaction costs incurred by Ouster in connection with the mergers.

(EE)	Represents stock-based compensation expense related to acceleration of Velodyne RSAs and PSUs vested on February 10, 2023, for which no compensation cost had been recognized prior to the first merger.

The adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended as of March 31, 2023, are as follows:

(FF)

Represents elimination of the impact of the acceleration of vesting of the customer warrant on the Closing Date recognized by Velodyne in its consolidated statement of operations in the period from January 1, 2023, to February 10, 2023.

(GG)

Represents an increase in amortization expense related to the fair value of acquired Velodyne identifiable intangible assets, net of the amortization expense already reflected in actual historical results.

(HH)

Represents elimination of severance expense in connection with the mergers which was included in the pro forma condensed combined consolidated statement of operations for the year ended December 31, 2022.

(II)

Represents elimination of additional stock-based compensation expense related to Ouster employee terminations due to change in control which was included in the pro forma condensed combined consolidated statement of operations for the year ended December 31, 2022.

(JJ)	Represents a decrease of $26.7 million in expenses related to the impact of the acceleration of vesting of the customer warrant recognized by Velodyne on the Closing Date.

(KK)

Represents elimination of transaction costs incurred by Ouster in connection with the mergers which were included in the pro forma condensed combined consolidated statement of operations for the year ended December 31, 2022.

3. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding. As the first merger is being reflected as if it had occurred as of January 1, 2022, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the first merger have been outstanding for the entire periods presented.

	Three Months Ended	Year Ended
(in thousands, except share and per share data)	March 31, 2023	December 31, 2022
Pro forma net loss	$(175,859)	$(325,405)
Basic and diluted weighted average shares outstanding	40,021,566	37,279,987
Pro forma net loss per share - Basic and Diluted (1)	$(4.39)	$(8.73)
Weighted average shares outstanding- basic and diluted
Ouster weighted average shares outstanding	29,411,612	17,792,316
Velodyne shares (2)	10,609,954	19,487,671

	40,021,566	37,279,987

(1)	Outstanding options, restricted stock awards, unvested restricted stock units and warrants are anti-dilutive and are not included in the calculation of diluted net loss per share.
(2)

Shares issued to Velodyne stockholders in the mergers were weighted for the three months ended March 31, 2023 to reflect the fact that they were included in the outstanding Ouster shares following the Closing Date.